Exhibit 10.16

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”) is made as of December 29, 2020, by and between Monte Rosa Therapeutics Ag (“Recipient”), and Monte Rosa Therapeutics, Inc. (“Service Company”) and shall be effective as of January 1, 2020.

W I T N E S S E T H :

WHEREAS, Service Company is the parent company of the Recipient (together with the Service Company, the “Group”);

WHEREAS, Recipient is, for tax purposes, the owner of the intellectual property for the Group;

WHEREAS, Service Company agrees to provide or cause to be provided to Recipient certain research and development services and management, administrative and support services for Recipient’s business operations (the “Business”) on the terms set forth in this Agreement, including Appendix A attached hereto.

NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, Recipient and Service Company each mutually covenant and agree as follows:

ARTICLE I

SERVICES PROVIDED

1.1 Services. Upon the terms and subject to the conditions set forth in this Agreement, Service Company will provide each of those services (hereinafter referred to individually as a “Service”, and collectively as the “Services”) set forth in Appendix A attached hereto (which is incorporated herein and made a part of this Agreement) to Recipient, as such Services are needed during the term of this Agreement.

1.2 Personnel. In providing the Services, Service Company may, as it deems necessary or appropriate, (i) use the personnel of Service Company or any affiliate thereof, and (ii) employ the services of reputable and qualified third parties.

1.3 Level of Services. The Services will be provided and utilized in good faith and in a reasonable manner by the parties hereto.

1.4 Service Company Access. To the extent reasonably required for personnel of Service Company to perform the Services, Recipient shall provide personnel of Service Company or its affiliates with any reasonably necessary access during normal business hours (to the extent practicable) to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.

ARTICLE II

COMPENSATION

2.1 Invoices/Payment. For the initial period from January 1, 2020 through December 31, 2020 and thereafter at the end of each calendar month during the term hereof, Service Company, and/or its affiliates, will submit a single itemized invoice to Recipient for all Services provided to such Recipient during the calendar month just ended in accordance with the pricing of such Services set forth on Appendix A. Payment of all undisputed invoiced amounts shall be made by check or electronic funds transmission in U.S. Dollars within [***] of the invoice date unless otherwise agreed to by the parties. Invoices not paid by the due date shall bear interest at the Applicable Federal Rate from the due date until payment is received. All payments shall be made to the account designated by Service Company.

Services Agreement – Page 2

ARTICLE III

CONFIDENTIALITY

3.1 Confidential Information. All information that is disclosed or provided by one party (the “Disclosing Party”) to the other party (the “Recipient”) pursuant to this Agreement, whether in oral, written, graphic, electronic, or any other form, shall be the “Confidential Information” of the disclosing party, except that all deliverables or results of Services, except as provided in Section 4.3, shall be deemed the Confidential Information of Recipient. Except to the extent expressly authorized by this Agreement or by the other party in writing, during the term of this Agreement and for five (5) years thereafter, each party shall maintain in strict trust and confidence and shall not disclose to any third party or use for any purpose other than as provided for in this Agreement any Confidential Information of the other party. Service Company may use Recipient’s Confidential Information only to the extent required to perform the Services, and for no other purpose. Each party agrees that it shall not use the other party’s Confidential Information for any purpose or in any manner that would constitute a violation of applicable laws.

3.2 Exceptions. The obligations of confidentiality and nonuse set forth in Section 3.1 shall not apply to any specific portion of information that the Recipient can demonstrate by competent written proof: (a) is in the public domain or comes into the public domain through no fault of the Recipient; (b) is furnished to the Recipient by a third party rightfully in possession of such information and not subject to a duty of confidentiality with respect thereto; (c) is already known by the Recipient at the time of receiving such Confidential Information from the Disclosing Party as evidenced by the Recipient’s prior written records; or (d) is independently developed by the Recipient without access to the Disclosing Party’s Confidential Information.

3.3 Authorized Disclosure. Notwithstanding the foregoing in this ARTICLE III, the Recipient may disclose certain Confidential Information of the Disclosing Party to the extent such disclosure is required by law or regulation, or pursuant to a valid order of a court or other governmental body having jurisdiction, provided that the Recipient provides the Disclosing Party with reasonable prior written notice of such disclosure and reasonable assistance in obtaining a protective order or confidential treatment preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law or regulation required, or for which the order was issued.

3.4 Return of Confidential Information. Upon termination or expiration of the Agreement, or upon written request of the Disclosing Party, the Recipient shall promptly return to the Disclosing Party or destroy all documents, notes and other tangible materials representing the Disclosing Party’s Confidential Information and all copies thereof; provided, however, that each party may retain a single archival copy of the other party’s Confidential Information for the sole purpose of facilitating compliance with the surviving provisions of this Agreement.

Services Agreement – Page 3

ARTICLE IV

INTELLECTUAL PROPERTY

4.1 Work for Hire. Except as provided in Section 4.3, all deliverables resulting from the Services provided under this Agreement are “Works Made for Hire” as defined in the U.S. Copyright Act and other copyrightable works will be deemed, upon creation, to be assigned to Recipient.

4.2 Inventions and Assignment. Except as provided in Section 4.3, any materials, data, processes, documents, deliverables, information (including Confidential Information), discoveries, inventions, know-how and the like developed or generated by or on behalf of Service Company during the course of performing Services, whether or not patentable, and all related patent, copyright and other intellectual property rights in any of the foregoing (collectively the “Inventions”) shall be the sole and exclusive property of Recipient. Service Company hereby assigns, and to the extent it cannot presently assign, agrees to assign, to Recipient all of Service Company’s worldwide right, title and interest in and to such Inventions. Service Company shall assist Recipient in securing for Recipient any patents, copyrights or other proprietary rights in such Inventions, and shall take such actions and execute such documents as Recipient may reasonably request in connection with providing such assistance or otherwise to vest in Recipient all right, title and interest in and to such Inventions, including without limitation any and all applications, assignments or other instruments. Service Company shall be compensated for all of its reasonable out-of-pocket costs and expenses associated with such requested assistance. To the extent Inventions cannot be assigned to Recipient under this ARTICLE IV, Service Company grants to Recipient an exclusive perpetual, irrevocable, transferable, fully paid-up, worldwide license, with the right to grant sublicenses, under such Inventions for any and all purposes.

4.3 Service Company Property. Any (i) processes or process improvements developed by Service Company related to Service Company’s pre-existing technology that are general in nature and are not unique or specific to the targets or work performed for Recipient and as to which Recipient has not specifically funded development under this Agreement, and (ii) pre-existing patents, know-how or other technology or information owned or controlled by Service Company prior to the effective date of this Agreement and that are incorporated into or embodied in any Inventions or deliverables provided by Service Company under this Agreement will be owned by Service Company. For clarity, such pre-existing technology or pre-existing patents, know-how or other technology or information owned or controlled by Service Company shall not include any such technology, patents, know-how or information which has been assigned or exclusively licensed to Recipient or any third party. Service Company hereby grants to Recipient a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license (with a right to grant sublicenses) under Service Company’s intellectual property rights solely to the extent necessary for Recipient to utilize the Inventions and the other deliverables of Services for any purpose. The foregoing license may be sublicensed by Recipient in connection with the transfer by Recipient of the deliverables or Inventions to which the license relates.

4.4 No Other License Grant. Except as expressly set forth in this Agreement, nothing in this Agreement, nor the delivery of any information or materials to Service Company by Recipient (or any third party acting on its behalf) in connection with Service Company’s performance of Services under this Agreement shall be deemed to grant to either party any right or license under any patents, patent applications, know-how, technology, inventions or other intellectual property of the other party. Notwithstanding anything in this Agreement to the contrary, Recipient shall own all right, title and interest in and to all inventions, know-how, information and materials, and all related intellectual property rights, that arise from Recipient’s use of Inventions and the other deliverables and results of Services arising from this Agreement.

4.5 Subcontractors. Service Company will ensure that its agreement with any permitted subcontractor includes the assignment of any Inventions to Recipient or to the Service Company, with the right of further transfer to Recipient.

Services Agreement – Page 4

ARTICLE V

TERM

5.1 Term. This Agreement shall become effective on the date hereof and shall remain in force until the parties hereto mutually agree to terminate. The date of mutually agreed upon termination, is referred to as the “Expiration Date.”

5.2 Effects; Survival of Certain Obligations. In the event of a termination or expiration of this Agreement in accordance with the terms hereof, this Agreement shall immediately become null and void and have no effect, and none of the parties shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 5.2 and all other obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement. All obligations of Recipient and Service Company under this Agreement that arose prior to its termination or expiration and that have not been fully performed in accordance with the terms of this Agreement prior to such termination or expiration shall survive any such termination or expiration of this Agreement.

ARTICLE VI

MISCELLANEOUS

6.1 Complete Agreement. This Agreement, together with Appendix A, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof.

6.2 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties, it being understood that all parties need not sign the same counterpart.

6.3 Amendments; Waivers. The parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

6.4 Assignment; Reliance of Other Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of law or otherwise) without the prior written consent of the other parties and any attempt to make any such assignment without such consent shall be null and void; provided, that Recipient may, without the consent of Service Company, assign this Agreement to any acquirer of all or substantially all of the business and assets of Recipient, whether by acquisition of assets, merger or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

6.5 Governing law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts without regard to its rules of conflict of laws.

6.6 Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

Services Agreement – Page 5

6.7 Relationship of Parties. Nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employer-employee relationship between Recipient and any of Service Company’s employees or agents. Service Company is not the agent of Recipient and is not authorized, and, except as otherwise provided herein with respect to performance of the Services, must not represent to any third party that it is authorized, to make any commitment or otherwise act on behalf of Recipient.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

MONTE ROSA THERAPEUTICS AG

By:	/s/ Markus Warmuth
Name:	Markus Warmuth, M.D.
Title:	Director, Authorized Signatory

MONTE ROSA THERAPEUTICS, INC.

By:	/s/ Ajim Tamboli
Name:	Ajim Tamboli
Title:	Chief Financial Officer

Services Agreement Signature Page

APPENDIX A: SERVICES; PRICING

I.	Research and Development Services

Service Company shall perform such research and development activities, as mutually agreed to with Recipient, during the term of this agreement, to support the development, maintenance and support of Recipient’s intellectual property portfolio.

II.	Management, Administrative and Support Services

Service Company shall make available to Recipient, during the term of this agreement, certain management, administrative and support services, as mutually agreed to with Recipient, to assist Recipient in conducting its business operations. The Services may include, but are not limited to, management, financial, investment, human resource services, information systems, and other services as the parties may agree to from time to time.

III.	PRICING

A.	Services

[***]

B.	Out-of-Pocket Expenses

Service Company shall invoice Recipient for all direct expenses incurred or paid by Service Company in the performance of the Services under this Agreement.